UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2015

Commission File Number 001-36841

INOVALON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1830316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4321 Collington Road, Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

(301) 809-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Inovalon Holdings, Inc. (“Inovalon”) held on August 19, 2015 (the “Annual Meeting”), Inovalon’s stockholders voted on the following matters: (1) the election of five directors to hold office until the 2016 Annual Meeting, including Keith R. Dunleavy, M.D., Denise K. Fletcher, Andre S. Hoffmann, Lee D. Roberts and William J. Teuber, Jr., subject to their earlier resignation or removal; (2) the ratification of the appointment of Deloitte & Touche LLP as Inovalon’s independent registered auditor for the fiscal year ending December 31, 2015; and (3) a floor proposal brought by a stockholder of the Company. The final results for the votes regarding each proposal are set forth below.

Proposal 1 - Election of Directors

The following persons comprising the entire previous board of directors of the Company were duly elected as directors of the Company until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified: Keith R. Dunleavy, M.D., Denise K. Fletcher, Andre S. Hoffmann, Lee D. Roberts and William J. Teuber, Jr. The table below sets forth the voting results for each director nominee:

	For	Withheld	Broker Non- Votes

Keith R. Dunleavy, M.D.	1,024,511,613	6,000,370	609,631

Denise K. Fletcher	1,016,755,427	13,756,556	609,631

Andre S. Hoffmann	1,016,210,448	14,301,535	609,631

Lee D. Roberts	1,016,294,519	14,217,464	609,631

William J. Teuber, Jr.	1,016,268,749	14,243,234	609,631

Proposal 2 - Ratification of Appointment of Independent Registered Auditor

At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The table below sets forth the voting results for this proposal:

	For	Against	Abstain
Deloitte & Touche, LLP	1,030,770,912	295,464	55,238

Floor Proposal — Request that the Company should compensate the proponents in connection with an alleged wrongful death matter regarding a former employee of the Company.

At the Annual Meeting, the floor proposal was not approved.  The table below sets forth the voting results for the floor proposal:

For	Against	Abstain	Broker Non- Votes
—	1,030,511,983	—	609,631

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 21, 2015	INOVALON HOLDINGS, INC.

	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman